11,500,000 Shares
HERBALIFE LTD.
COMMON SHARES, PAR VALUE $0.002
PURCHASE AGREEMENT
December [ ], 2005

December [ ], 2005
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
As representatives (the “Representatives”) of the several Underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Dear Sirs and Mesdames:
     Herbalife Ltd., a Cayman Islands exempted limited liability company (the “Company”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto, confirm their respective agreements with the several Underwriters named in Schedule II hereto (the "Underwriters”), with respect to the sale by the Selling Shareholders and the purchase by the Underwriters of 10,000,000 shares of the common shares, par value $0.002 per share of the Company (the “Firm Shares”). The Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,500,000 additional outstanding common shares, par value $0.002 per share of the Company (the “Additional Shares”). The Firm Shares and the Additional Shares are herein collectively referred to as the “Shares.” The common shares, par value $0.002 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-129683), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A

Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, has become effective; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Securities Act Regulations thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus and the purchase price and other terms of the public offering set forth in Schedule III, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
(1)	"Applicable Time” means [ :00 a.m./p.m.] (New York City Time) on December [ ], 2005 or such other time as agreed by the Company and the Representatives.
(2)	"Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(3)	"Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
(4)	"Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Purchase Agreement.
(5)	"Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     Each Issuer Free Writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date (as defined below), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (d) The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
     (e) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, partnership, limited liability company or other entity in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Attached as Schedule IV hereto is a true and complete list of each entity, as of the Closing Date, in which the Company has a direct or indirect majority equity or voting interest (all such entities, the “subsidiaries”), their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Company. All of the issued and outstanding shares of capital stock or other equity interests of the subsidiaries referred to in Schedule V (the “Specified Subsidiaries”) have been duly and validly authorized and issued, are fully paid and non-assessable and are either owned directly by the Company or another subsidiary, as appropriate, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions imposed by the Securities Act, the securities or Blue Sky laws of certain jurisdictions), except as described in the Prospectus. Herbalife International, Inc. and Herbalife International of America, Inc. are the only

“significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus.
     (h) All of the Common Shares outstanding have been duly authorized and are validly issued, fully paid and non-assessable; no holder of the Shares will be subject to personal liability by reason of being such a holder.
     (i) Neither the Company nor any of its subsidiaries is in violation of its charter documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreement and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement do not and will not (i) contravene any provision of applicable law or the memorandum and articles of association of the Company, (ii) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any pursuant to the Agreements and Instruments, whether with or without the giving of notice or passage of time or both, or (iii) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clause (ii), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances which would not singly or in the aggregate be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been already obtained or as may be required by the securities laws or Blue Sky laws of the various states and any consent or approval required by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offer and sale of the Shares. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
     (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which would result in a Material Adverse Effect, or which are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (m) The Company is not, and after giving effect to the offering and sale of the Shares, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
     (p) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (q) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed in the Prospectus and the General Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.
     (r) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.
     (s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company and the subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.
     (t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.
     (u) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus.
     (v) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of food and over-the-counter drugs, except where the failure to hold such certificates, authorizations and permits would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described the Prospectus.
     (w) (A) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus or documents incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting in a negative manner.
          (B) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to reasonably ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (x) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (y) Each of Deloitte & Touche LLP and KPMG LLP are registered public accounting firms with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board.
     (z) The historical financial statements of the Company (together with the related notes thereto) included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position and results of operations of the Company as of the respective dates indicated and for the respective periods specified; and such financial statements (together with the related notes thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods presented except as otherwise stated therein. The selected financial information included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly, on the basis stated in the Registration Statement, the General Disclosure Package and the Prospectus, the information shown therein and has been compiled on a basis consistent with that of the audited financial information included in the Registration Statement, the General Disclosure Package and the Prospectus.
     (aa) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A or the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
     (bb) Except as set forth in the Prospectus, all material Tax returns required to be filed by the Company or any subsidiary have been filed in all jurisdictions where such returns are required to be filed, which returns are true, complete, and correct in all material respects and the Company and each subsidiary (as applicable) have paid all Taxes shown on such returns. All Taxes due or claimed to be due from the Company and each of its subsidiaries have been paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with generally accepted accounting principles. To the best knowledge and belief of the Company, no material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its subsidiaries. To the best knowledge and belief of the Company, the reserves on the books and records of the Company and its subsidiaries in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.
     (cc) The Company has received from the Governor in Council of the Cayman Islands (now known as the Governor in Cabinet) an undertaking to the effect set forth in the Prospectus under the caption “Cayman Islands Tax Consequences,” and the Company has not received any written notification to the effect (and is not otherwise aware) that such undertaking may be revoked or otherwise not honored by the Cayman Islands government. There is no Cayman Islands income, corporation, profits, withholding, capital transfer or capital gains tax, and no estate duty, inheritance tax or gift tax payable by the Company, any of its subsidiaries or shareholders (with respect to their Common Shares) or any Underwriter.
     (dd) The Company has validly and irrevocably submitted to the nonexclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York (each a “New York Court”) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Common Shares, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed Corporation Service Company as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding.
     (ee) It is not necessary under the laws of the Cayman Islands or any authority or agency therein in order to enable a holder of Shares or an owner of any interest therein to enforce its rights under the Shares or to enable the Underwriters to enforce its rights under this Agreement that it should, as a result solely of its holding of the Shares, be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any authority or agency therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Shares in the Cayman Islands or any political subdivision thereof or any authority or agency therein that any of them be filed or recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.
     (ff) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in a New York Court, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands, provided such judgment: (i) is given by a competent foreign court, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.
     (gg) Except as described in the Registration Statement or the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands or the United States.
     (hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Shares hereunder for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (kk) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (ll) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.
     (mm) (i) At the time of filing the Registration Statement, and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.
     (nn) The Company represents that, unless it obtained the prior consent of the Representatives, and each Underwriter represents that, unless it obtained the prior consent of the Company and the Representatives, it has not made any offer relating to the Shares that constitutes an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, or that otherwise constitutes a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission. Any such free writing prospectus that was consented to by the Company and the Representatives is hereafter referred to as a “Permitted Free Writing Prospectus” and is listed on Schedule VI hereto. The Company represents that it has treated each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     Any certificate signed by an officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to matters covered thereby.
     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

     (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under this Agreement do not and will not (i) contravene any provision of applicable law, or the certificate of incorporation, or certificate of formation, or by-laws, or operating agreement or other constitutive documents of such Selling Shareholder (if such Selling Shareholder is a corporation or other entity), or (ii) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, or result in the creation or imposition of any tax (other than New York State Stock Transfer Tax), lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholder or (iii) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement of such Selling Shareholder, except such as have been already obtained or as may be required by the Exchange Act, the securities laws or Blue Sky laws of the various jurisdictions and any consent or approval required by the NASD in connection with the offer and sale of the Shares.
     (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
     (d) The Shares to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities, or will be certificated securities upon exercise of options on or prior to the Closing Date, in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the UCC and certificates for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been, or will be prior to the Closing Date, placed in custody with Mellon Investor Services, the Transfer Agent, with instructions to deliver such Shares to the Underwriters pursuant to this Agreement.

     (e) Upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC , to such Shares), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (f) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not materially true and correct, is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or General Disclosure Package that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus to sell its Shares pursuant to this Agreement.

     (g) (i) The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for the use in the Registration Statement, the Prospectus or any amendments or supplements thereto.
     (h) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (i) Except as previously disclosed to the Representatives, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I(dd) of the By-laws of the NASD), any member firm of the NASD.
     (j) Such Selling Shareholder represents that it has not made any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission.
     Any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.
     3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[ ] per share (the

"Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the respective number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the Additional Shares in the allocations set forth in Schedule I herein (or such pro rata allocation if less than the full option amount is exercised), and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,500,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any such exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined below) nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each Option Closing Date (as defined below), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Company hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

     The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to Common Shares or other securities acquired in open market transactions after the completion of the offering of the Shares.
     4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[ ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[ ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[ ] a share, to any Underwriter or to certain other dealers.
     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December [ ], 2005, or at such other time on the same or such other date, not later than ten business days after the date hereof, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date.” The closing of the offering and the sales of Firm Shares will be held at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067-3036.
     Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as shall be designated in writing by you. The time and date of any such payment are hereinafter referred to as an “Option Closing Date.” The closing of the offering and sale of Additional Shares will be held at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067-3036.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof and, at the Closing Date, no stop orders suspending effect of the Registration Statement shall have been issued under the Securities Act and no proceedings for such purpose shall be pending before or threatened by the Commission.
The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and any Option Closing Date, as the case may be:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
     (b) (i) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (ii) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, a certificate or certificates, dated the Closing Date or such Option Closing Date, as the case may be, and signed by each Selling Shareholder to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 2 hereof are true and correct in all material respects, except for such representations or warranties that are qualified by materiality shall be true and correct in all respects, with the same force and effect as though expressly made at and as of the Closing Date or such Option Closing Date, as the case may be, and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date or such Option Closing Date, as the case may be.
     (c) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Maples and Calder, outside Cayman Islands counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit B hereto.
     (d) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Gibson, Dunn & Crutcher LLP, special outside counsel for the Company, dated the Closing Date, and such Option Closing Date, as the case may be, substantially in the form of Exhibit C hereto.
     (e) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of outside counsel for the Specified Subsidiary, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit D hereto.
     (f) The Underwriters shall have received on the Closing Date the opinions of (i) Kirkland & Ellis LLP, counsel for Michael O. Johnson, (ii) Kirkland & Ellis LLP, counsel for CCG Associates—QP, LLC, CCG Associates—AI, LLC, CCG Investment Fund—AI, LP, CCG AV, LLC—Series C, CCG AV, LLC—Series E and CCG CI, LLC, (iii) Harney Westwood & Riegel, British Virgin Island counsel for CCG Investments (BVI), L.P , and (iv)

Kevin Curley, Esq., general counsel for Whitney V, L.P., Whitney Strategic Partners V, L.P. and Whitney Private Debt Fund, L.P., each dated the Closing Date, substantially in the form of Exhibit E hereto.
     (g) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Sidley Austin Brown & Wood LLP, outside regulatory counsel for the Company, dated the Closing Date, or such Option Closing Date, as the case may be, substantially in the form of Exhibit F hereto.
     (h) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit G hereto.
With respect to the last paragraph of Exhibit C and Exhibit G, Gibson, Dunn & Crutcher LLP and Skadden, Arps, Slate, Meagher & Flom LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement, the General Disclosure Package and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
     (i) The Underwriters shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, a letter dated the date hereof or the Closing Date or any Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP and KPMG LLP, independent registered public accounting firms with respect to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (j) The “lock-up” agreements, each substantially in the form of Exhibit A-1 or A-2 hereto, between the Representatives and each of the Selling Shareholders and all of the executive officers and directors of the Company, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and any Option Closing Date, as the case may be.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and other matters related to the sale of such Additional Shares.
     7. Covenants. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) The Company, subject to Section 7(c), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will promptly effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
     (d) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the law. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.
     (f) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
     (g) Unless otherwise required by applicable law, all payments required to be paid by the Company hereunder shall be made without withholding or deduction of any Tax, assessment, or other governmental charges whatsoever (collectively “Governmental Taxes”). If the Company is required to deduct or withhold any Governmental Taxes, or if any Governmental Taxes are required to be paid by the Company pursuant to this Agreement (other than any Tax imposed on a net income basis), the Company shall pay to such recipient such additional amounts as necessary so that the net amount received by such direct or indirect recipient after such deduction, withholdings or payment (taking into account any deductions, withholding or payment of Governmental Taxes that may be applicable to such additional amounts) will equal the amount otherwise due to such recipient hereunder. The Company shall pay promptly the full amount of Governmental Taxes withheld or deducted to the relevant tax authority in accordance with applicable law.
     (h) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
     (i) The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Company and the Representatives, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission. The Company agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and will comply with the requirements of Rule 433 applicable to any Permitted

Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     8. Covenants of the Selling Shareholders.
     (a) Unless otherwise required by applicable law, all payments required to be paid by the Selling Shareholders hereunder shall be made without withholding or deduction of any Governmental Taxes. If any Selling Shareholder is required to deduct or withhold any Governmental Taxes, or if any Governmental Taxes are required to be paid to any Selling Shareholder pursuant to this Agreement (other than any Tax imposed on a net income basis), the Selling Shareholder shall pay to such recipient such additional amounts as necessary so that the net amount received by such direct or indirect recipient after such deduction, withholding or payment (taking into account any deductions, withholdings or payment of Governmental Taxes that may be applicable to such additional amounts) will equal the amount otherwise due to such recipient hereunder. The Selling Shareholder shall pay promptly the full amount of Governmental Taxes withheld or deducted to the relevant tax authority in accordance with applicable law.
     (b) Each Selling Shareholder agrees that, unless it obtains the prior consent of the Representatives, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission.
     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, or any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes (including New York State Stock Transfer Taxes) payable thereon, (iii) the cost of printing or producing any Blue Sky Survey and any supplement thereto in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey and any supplement thereto, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to “road show” travel and lodging expenses of the officers of the Company and 50% of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution,” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section 9 shall not supersede or otherwise affect, or be affected by, any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.
     10. Indemnity. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever (a “Loss”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all Loss, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
     (iv) any Governmental Tax on the issue, offer or sale, of the Shares and on the execution and delivery or enforcement of this Agreement; and
     (v) any Loss to which such Underwriter may become subject to under the Securities Act or any state securities laws;
provided, however, that this indemnity agreement shall not apply to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, an Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth below:
     (i) against any and all Loss, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all Loss, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
     (iv) any Governmental Tax on the offer or sale of the Shares of such Selling Shareholder and on the execution and delivery or enforcement of this Agreement, to which Section 8(a) relates;
provided, however, that this indemnity agreement shall not apply to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that a Selling Shareholder shall be liable for Losses pursuant to this indemnity only to the extent that such Loss arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission that was made in conformity with written information concerning such Selling Shareholder furnished to the Company by or on behalf of that Selling Shareholder specifically for inclusion thereon; provided, further, that no Selling Shareholder shall be responsible pursuant to this indemnity for Losses for an amount in excess of the net amount of proceeds such Selling Shareholder received from the sale of the Shares hereunder.

     (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Loss described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
     (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 10(a) or 10(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 10(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) or settlement of any claim in connection with any violation referred to in Section 10(b)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.
     11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions.
     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of Losses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net amount of the proceeds such Selling Shareholder received from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 11, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule II hereto and not joint.
     The provisions of this Section 11 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.
     12. No Advisory or Fiduciary Relationship. The Company and each Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder, or its respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any such Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     13. Termination. The Underwriters may terminate this Agreement by notice given to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.
     14. Effectiveness; Defaulting Underwriters; Defaulting Selling Shareholders. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company or the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of

Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If a Selling Shareholder shall fail on the Closing Date to sell and deliver the number of Shares which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule I hereto, then the Underwriters may, at your option, by notice from you to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 9 and 10 shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 14(c) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of default by any Selling Shareholder as referred to in this Section 14(c), each of you, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered or telefaxed. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention: Global Origination Counsel Group, notices to the Company shall be directed to it at 1800 Century Park East, Los Angeles, California 90067, attention: Brett R. Chapman and notices to each Selling Shareholder shall be directed to such Selling Shareholder at its address set forth on the signature pages hereto.
     16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     17. Jurisdiction. The Company and each Selling Shareholder agrees that any suit, action or proceeding against any of them brought by any Underwriter, its directors, officers, employees, Affiliates, selling agents or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Corporation Service Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any New York Court, by any Underwriter, the directors, officers, employees, Affiliates, selling agents or by any person who controls any Underwriter, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, its directors, officers, employees, Affiliates, selling agents or by any person who controls any Underwriter, in any court of competent jurisdiction in the Cayman Islands. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
[signature pages follow]

Very truly yours, HERBALIFE LTD.
By:
Name:
Title:

WHITNEY V, L.P. WHITNEY STRATEGIC PARTNERS V, L.P. WHITNEY PRIVATE DEBT FUND, L.P.
By:
Name:
Title:

[address]

CCG INVESTMENTS (BVI), L.P. CCG ASSOCIATES—QP, LLC CCG ASSOCIATES—AI, LLC CCG INVESTMENT FUND—AI, LP CCG AV, LLC—SERIES C CCG AV, LLC—SERIES E CCG CI, LLC
By:
Name:
Title:

[address]

MICHAEL O. JOHNSON
By:
Name:
Title:

[address]

Accepted as of the date hereof
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:

Name:
Title:

By:	MORGAN STANLEY & CO. INCORPORATED

By:

Name:
Title:
For themselves and as Representatives of the other Underwriters named in Schedule II hereto.

SCHEDULE I

	Number of	Number of Additional
Selling Shareholder	Firm Shares to be Sold	Shares to be Sold

Whitney V, L.P.	6,075,748
Whitney Strategic Partners V, L.P.	53,300
Whitney Private Debt Fund, L.P.	23,810
CCG Investments (BVI), L.P.	3,053,667
CCG Associates—QP, LLC	153,505
CCG Associates—AI, LLC	14,273
CCG Investment Fund—AI, LP	40,909
CCG AV, LLC—Series C	100,737
CCG AV, LLC—Series E	81,821
CCG CI, LLC	52,230
Michael O. Johnson	350,000

Total

SCHEDULE II

Number of Firm Shares
Underwriter	To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston LLC
Adams Harkness, Inc.
Citigroup Global Markets Inc.
Jefferies & Company
AG Edwards & Sons
Avondale Partners, LLC
Total:	10,000,000

II-1

SCHEDULE III
Pricing Terms

III-2

SCHEDULE IV
Subsidiaries of Herbalife Ltd.

Jurisdiction
of
Subsidiary	Type of Entity	% Ownership	Incorporation

WH Capital Corporation	Corporation	100% (indirect)	Nevada

WH Intermediate Holdings Ltd.	Corporation	100%	Cayman Islands

WH Luxembourg Holdings S.à RL	Corporation	100% (indirect)	Luxembourg

WH Luxembourg Intermediate Holdings S.à RL	Corporation-Luxembourg LLC —Delaware	100% (indirect)	Luxembourg and Delaware

Herbalife Luxembourg Distribution S.à RL	Corporation	100% (indirect)	Luxembourg

Herbalife International Luxembourg S.à RL	Corporation	100% (indirect)	Luxembourg

HLF Luxembourg Holdings S.à RL	Corporation	100% (indirect)	Luxembourg

HBL Ltd.	Corporation	100% (indirect)	Cayman Islands

Herbalife Distribution Ltd.	Corporation	100% (indirect)	Cayman Islands

Herbalife International, Inc.	Corporation	100% (indirect)	Nevada

Herbalife International Argentina S.A.	Corporation	100% (indirect)	Argentina

Herbalife Australasia Pty, Ltd.	Corporation	100% (indirect)	Australia

Herbalife Foreign Sales Corporation	Corporation	100% (indirect)	Barbados

Herbalife International Belgium, S.A.	Corporation	100% (indirect)	Belgium

Herbalife International Do Brasil Ltda.	Limited Company — Brazil Corporation- Delaware	100% (indirect)	Brazil and Delaware

Herbalife of Canada, Ltd.	Corporation	100% (indirect)	Canada

Importadora Y Distribuidora Herbalife International de Chile Limitada	Limited Liability Partnership	100% (indirect)	Chile

Herbalife (China) Health Products Ltd.	Corporation	100% (indirect)	Republic of China

Herbalife International Costa Rica, Sociedad De Responsabilidad Limitada	Corporation	100% (indirect)	Costa Rica

Herbalife Denmark ApS	Corporation	100% (indirect)	Denmark

Herbalife Dominicana, S.A.	Corporation	100% (indirect)	Dominican Republic

Herbalife Del Ecuador, S.A.	Corporation	100% (indirect)	Ecuador

Herbalife International Finland OY	Corporation	100% (indirect)	Finland

Herbalife International France, S.A.	Corporation	99.99% (indirect) ..01 (held by nominee)	France

Herbalife International Deutschland GmbH	Corporation	100% (indirect)	Germany

Herbalife International Greece S.A.	Corporation	100% (indirect)	Greece

Herbalife International Hong Kong Ltd.	Corporation	100% (indirect)	Hong Kong

III-3

Jurisdiction
of
Subsidiary	Type of Entity	% Ownership	Incorporation

Herbalife Hungary Trading, Limited	Corporation	100% (indirect)	Hungary

Herbalife International India Private Limited	Corporation	85.6% (indirect)	India

PT Herbalife Indonesia	Corporation	Nominee ownership	Indonesia

Herbalife International of Israel (1990) Ltd.	Corporation	100% (indirect)	Israel

Herbalife Italia S.p.A	Corporation	100% (indirect)	Italy

Herbalife of Japan K.K.	Corporation	100% (indirect)	Japan and Delaware

Herbalife Korea Co., Ltd.	Corporation	100% (indirect)	Korea and Delaware

Herbalife International SDN.BHD	Corporation	70% (indirect) 30% held by Nominees	Malaysia

Herbalife Internacional de Mexico, S.A. de C.V.	Corporation	100% (indirect)	Mexico

Herbalife Products De Mexico, S.A. de C.V.	Corporation	100% (indirect)	Mexico

HBL International Maroc, LLC	Corporation	100% (indirect)	Morocco

Herbalife International (Netherlands) B.V.	Corporation	100% (indirect)	Netherlands

Herbalife International Products N.V.	Corporation	100% (indirect)	Netherlands Antilles

Herbalife (NZ) limited	Corporation	100% (indirect)	New Zealand

Herbalife Norway Products AS	Corporation	100% (indirect)	Norway

Herbalife International Philippines, Inc.	Corporation	99.9% (indirect)	Philippines

Herbalife Polska Sp.z.o.o	Corporation	100% (indirect)	Poland

Herbalife International, S.A.	Corporation	100% (indirect)	Portugal

Herbalife International Russia 1995 Ltd.	Corporation	100% (indirect)	Israel

Limited Liability Company Herbalife International RS	LLC	100% (indirect)	Russia

Herbalife International Singapore, Pte. Ltd.	Corporation	100% (indirect)	Singapore

Herbalife International Espana, S.A.	Corporation	100% (indirect)	Spain

Herbalife Sweden Aktiebolag	Corporation	100% (indirect)	Sweden

HBL Products, SA	Corporation	97% (indirect) 3% held by Nominees	Switzerland

HIL Swiss International GmbH	Corporation	95% (indirect) 5% held by Nominee	Switzerland

Herbalife International Urunleri Tic. Ltd.	LLC — Turkey Corporation- Delaware	100% (indirect)	Turkey and Delaware

Herbalife (UK) Limited	Corporation	100% (indirect)	United Kingdom

Herbalife Europe Limited	Corporation	100% (indirect)	United Kingdom

Vida Herbal Suplementos Alimenticios, C.A.	Corporation — Venezuela LLC — Delware	100% (indirect)	Venezuela and Delaware

Herbalife China LLC	LLC	100% (indirect)	Delaware

HIIP Investment Co., LLC	LLC	40%	Delaware

Herbalife International of America, Inc.	Corporation	100% (indirect)	Nevada

III-4

Jurisdiction
of
Subsidiary	Type of Entity	% Ownership	Incorporation

Herbalife International Communications, Inc.	Corporation	100% (indirect)	California

Herbalife International Distribution, Inc.	Corporation	100% (indirect)	California

Herbalife International of Europe, Inc.	Corporation	100% (indirect)	California

Promotions One, Inc.	Corporations	100% (indirect)	California

Herbalife International del Colombia	Corporations	100% (indirect)	California

Herbalife International South Africa, Ltd.	Corporation	100% (indirect)	California

Herbalife International del Ecuador	Corporation	100% (indirect)	California

Herbalife Taiwan, Inc.	Corporation	100% (indirect)	California

Herbalife International (Thailand) Ltd.	Corporation	100% (indirect)	California

III-5

SCHEDULE V
Specified Subsidiaries of Herbalife Ltd.
1.	WH Capital Corporation (Nevada)

2.	Herbalife International, Inc. (Nevada)

3.	Herbalife International of America, Inc. (Nevada)

4.	WH Intermediate Holdings Ltd. (Cayman Islands)

5.	HBL Ltd. (Cayman Islands)

6.	WH Luxembourg Holdings SàRL (Luxembourg)

7.	WH Luxembourg Intermediate Holdings SàRL (Luxembourg)

8.	Herbalife International Luxembourg SàRL (Luxembourg)

9.	WH Luxembourg Intermediate Holdings SàRL (Luxembourg and California)

10.	Herbalife International Do Brasil Ltda. (Brazil and Delaware)

11.	Herbalife International of Europe, Inc. (California)

12.	Herbalife of Taiwan Branch (California)

13.	Herbalife of Taiwan, Inc. (California)

IV-1

SCHEDULE VI
Permitted Free Writing Prospectuses
None.

IV-2

EXHIBIT A-1
[FORM OF LOCK-UP LETTER]
                    , 2005
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Morgan Stanley & Co. Incorporated

c/o	Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Dear Sirs and Mesdames:
     The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley” and together with Merrill Lynch, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Herbalife Ltd., a Cayman Islands exempted limited liability company (the “Company”) and the selling stockholders party thereto, providing for the public offering (the “Public Offering”) by the several Underwriters, including Merrill Lynch and Morgan Stanley (the “Underwriters”), of the Common Shares (par value $0.002 per share) of the Company (the “Common Shares”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing by any party under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions or (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift or gifts; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver to Merrill Lynch, Pierce, Fenner & Smith Incorporated Equity Capital Markets, at the address set forth above, and Morgan Stanley & Co. Incorporated Global Capital Markets, 1585 Broadway, 4th Floor, New York, NY 10036, a lock-up letter substantially in the form of this letter at least three business days before transfer and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     The undersigned understands that, if (1) the Purchase Agreement is not executed prior to January 15, 2005, (2) the Company notifies the Representatives in writing of the termination of the offering prior to execution of the Purchase Agreement or (3) the Purchase Agreement (other than provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this agreement.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
Very truly yours,

(Name)

(Address)

EXHIBIT A-2
[FORM OF LOCK-UP LETTER WITH TRANSFER EXCEPTION]
                    , 2005
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Morgan Stanley & Co. Incorporated

c/o	Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Dear Sirs and Mesdames:
     The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley” and together with Merrill Lynch, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Herbalife Ltd., a Cayman Islands exempted limited liability company (the “Company”) and the selling stockholders party thereto, providing for the public offering (the “Public Offering”) by the several Underwriters, including Merrill Lynch and Morgan Stanley (the “Underwriters”), of the Common Shares (par value $0.002 per share) of the Company (the “Common Shares”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing by any party under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions or (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift or gifts; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver to Merrill Lynch, Pierce, Fenner & Smith Incorporated Equity Capital Markets, at the address set forth above, and Morgan Stanley & Co. Incorporated Global Capital Markets, 1585 Broadway, 4th Floor, New York, NY 10036, a lock-up letter substantially in the form of this letter at least three business days before transfer and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.
     Nothing in this agreement shall prevent the undersigned, [NAME OF ENTITY], from, within the 90-day restricted period, transferring Common Shares to a [member][partner] of the undersigned provided such transferee shall sign and deliver a lock-up letter substantially in the form of this letter.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     The undersigned understands that, if (1) the Purchase Agreement is not executed prior to January 15, 2005, (2) the Company notifies the Representatives in writing of the termination of the offering prior to execution of the Purchase Agreement or (3) the Purchase Agreement (other than provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this agreement.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
Very truly yours,

By:

Address:

H-6